Exhibit 10.1

EXECUTION VERSION

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of June 3, 2015 (the “Effective Date”), by and between Mitchell E. Rudin, an individual residing at 15 Bradford Road, Scarsdale, New York 10583 (the “Executive”), and Mack-Cali Realty Corporation, a Maryland corporation, with offices at 343 Thornall Street, Edison, NJ 08837-2206 (the “Company”).

RECITALS

WHEREAS, the Company desires to employ Executive as its Chief Executive Officer (“CEO”) and Executive desires to be employed by the Company as its CEO, pursuant to the terms and provisions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.                                      Employment.

The Company hereby agrees to employ Executive, and Executive hereby agrees to accept such employment, upon the terms and conditions set forth in this Agreement.  The employment of Executive shall commence on the Effective Date.

2.                                      Employment Period.

(a)                                 Subject to Sections 3(b) and 5 hereof, the Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in each case pursuant to this Agreement, for a period commencing on the Effective Date and ending December 31, 2018 (the “Term”).

(b)                                 Notwithstanding anything contained herein to the contrary: (i) Executive’s employment with the Company may be terminated by the Company or Executive during the Term, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Executive’s employment following the expiration of the Term upon such terms and conditions as the Board of Directors of the Company (the “Board”) and Executive may mutually agree. The Executive’s period of employment pursuant to this Agreement shall hereinafter be referred to as the “Employment Period”).

3.                                      Duties and Responsibilities.

(a)                                 During the Employment Period, Executive shall be employed and serve as the CEO of the Company reporting directly to the Board.  In his position, Executive shall perform such duties, functions and responsibilities during the Employment Period, commensurate with the Executive’s position, as reasonably and lawfully directed by the Board, including, without limitation supervising operations and management of the Company and its subsidiaries.

(b)                                 Executive shall devote substantially all of his business time, attention and efforts to the performance of his duties under this Agreement, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company.  Without limiting the foregoing, Executive shall not engage in any other business, occupation or related activity during the Employment Period that (a) conflicts with the interests of the Company or its subsidiaries, (b) interferes with the proper and efficient performance of his duties for the Company, or (c) interferes with the exercise of his judgment in the Company’s best interests.  Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for Executive to (i) with the advance approval of the Board or the Governance Committee of the Board (not to be unreasonably withheld), serve on corporate, civic or charitable boards or committees (those set forth on Schedule I being deemed to have been approved by the Board), (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of Executive’s responsibilities to the Company in accordance with this Agreement.

4.                                      Compensation and Benefits.

(a)                                 Base Salary.  During the Employment Period, the Company shall pay Executive an annual base salary in the amount of $700,000 (the “Annual Base Salary”), payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes.  Executive’s Annual Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board or its executive compensation and option committee (the “Compensation Committee”), be increased at any time or from time to time, but may not be decreased from the then current Annual Base Salary without Executive’s prior written consent.

(b)                                 Incentive Compensation/Bonuses.  In addition, for each calendar year during the Employment Period, Executive shall be entitled to receive annual cash incentive compensation (an “Annual Bonus”) as follows:

•                                          Bonus Opportunity: Executive shall be entitled to receive an Annual Bonus equal to fifty percent (50%) of his then current Annual Base Salary if threshold performance is attained, an Annual Bonus equal to one hundred percent (100%) of his then current Annual Base Salary (the “Target Bonus”) if target performance is attained, and an Annual Bonus equal to two hundred percent (200%) of his then current Annual Base Salary if performance exceeds the maximum performance level.  For performance between threshold and maximum levels, the Annual Bonus will be determined on the basis of linear interpolation. The performance criteria for each fiscal year shall, after consultation with Executive, be determined in good faith by the Board or the Compensation Committee within the first three (3) months of each calendar year that begins during the Employment Period. For 2015, the amount of the Annual Bonus will be based on the Compensation Committee’s assessment in its sole discretion of Executive’s development of an effective strategy for the Company, and any such bonus will be pro-rated for the time worked during 2015.  In respect of the Annual Bonus for 2018, provided that Executive is employed by the Company until the expiration of the Term and that Executive’s employment was not terminated for Cause by the Company following the Term, any qualitative performance evaluation will be performed by December 16, 2018, and the achievement of quantitative performance metrics shall be determined based on actual 2018 performance and determined on or before March 31, 2019, whether or not Executive is employed during 2019.

•                                          Payment of Annual Bonuses to Executive, if any, shall be made in the same manner and at the same time that other senior-level executives receive their annual bonus awards, but in any event on or before the end of the calendar year following the end of the applicable performance year.

•                  Annual Long-Term Incentive (“LTI”) Awards:  On or as soon as practicable after the Effective Date, but in no event earlier than the date that is two (2) days following the press release announcing the hiring of Executive, the Company shall grant to Executive the following long term incentive awards (the “2015 Grants”), which awards shall be granted pursuant to the Mack-Cali Realty Corporation 2013 Incentive Stock Plan (the “Plan”), and shall be subject to all terms and conditions set forth herein or in the award agreements attached hereto as Exhibits A (the “RSU Agreement”), B (the “PSU Agreement”), C (the “Time-Vesting Option Agreement”) and D (the “Price-Vesting Option Agreement”):

•                  Restricted Stock Units (“RSUs”).  The Company shall grant to Executive that number of restricted stock units (the “RSUs”) equal to $325,000 divided by the closing stock price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) on the date that is two trading days following the date of the press release announcing the hiring of Executive, which shall vest in three (3) approximately equal annual installments on each anniversary of the date of grant, subject to such other terms and conditions set forth herein and in the RSU Agreement.

Dividend equivalents shall accrue on RSUs, and will be deemed reinvested in additional RSUs (at the then fair market value of the Company’s common stock), which will only be paid when the underlying RSUs are paid

•                  Performance Share Units (“PSUs”).  The Company shall grant to Executive that number of target performance stock units (the “PSUs”) equal to $975,000 divided by the closing stock price of the Company’s common stock on the NYSE on the date that is two days following the date of the press release announcing the hiring of Executive.  Such PSUs shall vest based on total shareholder return (“TSR”) versus the equity office REITs in the NAREIT (or comparable replacing) index over a three-year performance period commencing on the date of grant, based on the following payout schedule and shall be subject to such other terms and conditions set forth herein and in the PSU Agreement:

Performance Level	CLI 3-Year TSR Percentile Rank	Payout (% of target PSUs)
< Threshold	< 40th percentile	0%
Threshold	40th percentile	50%
Target	60th percentile	100%
Maximum	>=80th percentile	150%

Payout for performance between threshold and maximum will be linearly interpolated

The payout of the foregoing grant will be limited to 100% of target if the Company’s absolute TSR is negative.

Dividend equivalents shall accrue on PSUs, and will be deemed reinvested in additional PSUs (at the then fair market value of the Company’s common stock), which will only be paid when, and to the extent, the underlying PSUs are paid.

•                  Stock Options. On the date that is two (2) days following the date of the press release announcing the hiring of Executive, the Company shall grant to Executive options having a ten-year term to purchase up to 400,000 shares of the common stock of the Company at an exercise price equal to the closing stock price on the NYSE on the date of grant, as follows:

•                  Time-Vesting Options: The Company shall grant to Executive options to purchase all or any portion of 200,000 shares of the common stock of the Company, which shall vest in three (3) equal annual installments on each anniversary of the date of grant, subject to such other terms and conditions set forth herein and in the Time-Vesting Option Agreement.

•                  Price-Vesting Options:  The Company shall grant to Executive options to purchase all or any portion of 200,000 shares of the common stock of the Company, which shall vest upon the satisfaction of the Share Price Vesting Condition, subject to such other terms and conditions set forth herein and in the Price-Vesting Option Agreement.  The “Share Price Vesting Condition” means the closing share price of the shares of common stock of the Company being equal to or greater than $25 for at least thirty (30) consecutive trading days either (i) during the Employment Period, or (ii) in the event that the Employment Period has lasted for the entire Term, on or before June 30, 2019 (except if the Executive’s employment is terminated by the Company for Cause following the expiration of the Term).

•                  Additional LTI Awards.  For calendar year 2016, as soon as practicable within the first quarter of 2016, the Company shall grant to Executive additional equity awards with an aggregate target grant value of $1.3 million, with seventy-five percent (75%) in the form of PSUs (on substantially the same terms as the 2015 PSUs described above, with the number of target PSUs determined by dividing $975,000 by the closing stock price of the Company’s common stock on the NYSE on the date of grant), and twenty-five percent (25%) in the form of RSUs (on substantially the same terms as the 2015 RSUs described above, with the number of RSUs determined by dividing $325,000 by the closing stock price of the Company’s common stock on the NYSE on the date of grant).  In addition, during the Employment Period, Executive shall be eligible to be granted additional LTI Awards as may be determined by the Board or the Compensation Committee in its sole discretion.

(c)                                  Taxes and Withholding.  Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.  In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

(d)                                 Additional Benefits.  In addition to the compensation specified above and other benefits provided pursuant to this Section 4, Executive shall be entitled to the following benefits:

(i)                                     participation in the Mack-Cali Realty Corporation 401(k) Savings and Retirement Plan (subject to statutory rules and maximum contributions and non-discrimination requirements applicable to 401(k) plans) and eligibility to participate in such other benefit plans and programs, including but not limited to restricted stock, phantom stock and/or unit awards, and any other incentive compensation plans or programs (whether or not employee benefit plans or programs), as maintained by the Company from time to time and made generally available to executives of the Company with such participation to be consistent with reasonable Company guidelines and each pursuant to the terms and conditions of such benefit plan as they may exist from time to time;

(ii)                                  participation in any health insurance, disability insurance, paid vacation, group life insurance or other welfare benefit program made generally available to executives of the Company, subject to the general eligibility and participation provisions set forth in such plans;

(iii)                               participation in all deferred compensation, retirement or other benefit plans or perquisities as may be provided to any other executive of the Company on terms and conditions at least as favorable to the Executive as the terms and conditions applicable to any other executive of the Company;

(iv)                              upon the submission of proper substantiation by Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, reimbursement for all reasonable expenses actually paid or incurred by Executive during the Employment Period in the course of and pursuant to the business of the Company; and

(v)                                 The Company shall reimburse Executive for reasonable and documented legal fees incurred by the Executive in connection with the negotiation and review of this Agreement and related documentation.

5.                                      Termination of Employment; Severance Agreement.

(a)                                 Termination. The Employment Period, and Executive’s employment with the Company, shall terminate upon the earliest to occur of (i) Executive’s death, (ii) a termination by the Company by reason of Executive’s Disability, (iii) a termination by the Company with or without Cause, or (iv) a termination by Executive with or without Good Reason.  Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships or any other positions Executive holds with the Company or any of its subsidiaries.  For the avoidance of doubt, the expiration of the Term in accordance with Section 2(a) shall not be considered a termination of Executive’s employment by the Company with or without Cause or the resignation of Executive for Good Reason or otherwise, and Executive’s employment shall not be considered to have been constructively terminated for any reason unless he resigns for Good Reason in accordance with this Agreement.

(b)                                 Notice of Termination.  Any termination of Executive’s employment by the Company or any such termination by Executive (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.  In the event of the termination of Executive’s employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

(c)                                  Definitions.  The following definitions shall apply for all purposes under this Agreement:

(i)                                     “Cause” shall mean the commission by Executive of any of the following acts or omissions:

(1)                                 willful and continued failure to use best efforts to substantially perform his duties to the Company (other than any such failure resulting from Executive’s incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Executive has not substantially performed his duties;

(2)                                 material and continued failure to comply with Executive’s obligations under any written policy of the Company applicable to senior executives as approved by the Board from time to time for a period of thirty (30) days after written demand for substantial compliance is delivered by the Company specifically identifying the manner in which the Company believes Executive has not substantially complied;

(3)                                 any act of fraud, embezzlement, misappropriation, or misuse for personal benefit of the assets or property of the Company; or

(4)                                 A conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof;

For purposes of this Section 5(c)(i), no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in furtherance of, or not opposed to, the interests of the Company. Any determination of Cause by the Company will be made by the Board at a duly held meeting of the Board (held after reasonable notice to Executive and reasonable opportunity for him, together with his counsel, to be heard before the Board at the meeting) and pursuant to resolutions duly adopted by the affirmative vote of the majority of the Board present and voting at such meeting finding that in the good faith opinion of the Board after reasonable investigation that Executive has engaged in acts or omissions constituting Cause, provided that no such determination may be made, until Executive has been given written notice detailing the specific Cause event and, where applicable, the lapsing of any cure period.

(d)                                 “Change in Control” shall mean that any of the following events has occurred:

(i)                                     any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its Subsidiaries, or any employee benefit plan sponsored by the Company or any of its Subsidiaries, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares of common stock of the Company (the “Shares”) issued and outstanding immediately prior to such acquisition;

(ii)                                  any Shares are purchased pursuant to a tender or exchange offer, other than an offer by the Company, that results in any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such tender or exchange offer; or

(iii)                               the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring Company.

(e)                                  “Change in Control Period” shall mean the period commencing on the earlier of (i) the date that a Change in Control occurs or (ii) the date that the Company enters into a definitive agreement with respect to a transaction, the consummation of which would constitute a Change in Control (provided it is actually consummated), and in either case ending on the second anniversary of the Change in Control.

(f)                                   “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)                                  “Disability” shall mean the inability of Executive, as a result of any medically determinable physical or mental disease, injury, or congenital condition, to substantially perform his principal duties to the Company, with or without reasonable accommodation, for a continuous period of one hundred and eighty (180) days, or periods aggregating two hundred and seventy (270) days in any twelve (12) month period.

(h)                                 “Good Reason” shall mean, without the express written consent of Executive, the occurrence of any of the following circumstances during either the Employment Period or a Change in Control Period:

(i)                                     the material diminishment of Executive’s authority, duties or responsibilities (as shall be established by the Board as soon as practicable following the date hereof), it being understood that during a Change in Control Period, Good Reason shall be deemed to have occurred if Executive is not the chief executive officer of the ultimate parent following the Change in Control;

(ii)                                  a material reduction in Executive’s Annual Base Salary, it being understood that any reduction below the Base Salary as in effect as of the Effective Date of this Agreement shall constitute Good Reason;

(iii)                               a material change in the geographic location at which the Executive must perform the services under this Agreement; or

(iv)                              the failure of the Company to obtain agreement from any successor to assume and agree to perform this Agreement.

Notwithstanding the foregoing, Executive shall not be considered to have resigned for Good Reason unless, Executive gives the Company written notice of resignation, specifying in reasonable detail the circumstance constituting Good Reason, not more than thirty (30) days after the occurrence of such circumstance, and the Company fails to cure such circumstance within thirty (30) days after receipt of such notice; provided, that if the Company does cure such circumstance within such period Executive may withdraw his notice of resignation without prejudice within ten (10) days after the end of the cure period.

(i)                                     “Termination Date” shall mean the date on which Executive’s employment is terminated for any reason.

6.                                      Severance Benefits Resulting from Death or Disability.

Upon a termination of Executive’s employment by reason of death or Disability whether before or after the expiration of the Term, Executive (or the representative of his estate) shall be entitled to receive the following payments and benefits, subject to compliance in the case of Disability with the release requirement of Section 9 and except as otherwise provided in Sections 13(h) and 15(f):

(a)                                 The following “Accrued Obligations”, payable as and when those amounts would have been payable had the Employment Period not ended:

(i)                                     all accrued but unpaid Base Salary through the Termination Date;

(ii)                                  any unpaid or unreimbursed expenses incurred in accordance with Company policy to the extent incurred during the Employment Period;

(iii)                               any accrued but unpaid benefits provided under the Company’s employee benefit plans (not including any severance, separation pay, or supplemental unemployment benefit plan), subject to and in accordance with the terms of those plans;

(iv)                              any earned but unpaid Annual Bonus in respect to any completed fiscal year that has ended on or prior to the Termination Date; and

(v)                                 rights to indemnification by virtue of Executive’s position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof.

(b)                                 An amount equal to Executive’s Target Bonus for the year in which the Termination Date occurs, multiplied by a fraction, the numerator of which is the number of days in such year through and including the Termination Date and the denominator of which is the total number of days in such year, payable in a single lump sum as soon as practicable after Termination Date.

(c)                                  All then outstanding LTI Awards (and all other then outstanding options, restricted stock units, performance stock units or other equity-based compensation) shall immediately vest in full as of the Termination Date, provided that (i) performance-based LTI Awards shall vest based on performance as of the Termination Date, and (ii) Price-Vesting Options shall be subject to vesting in accordance with Section 4(b) or be forfeited if they do not vest as provided in Section 4(b). All then vested options and those that become vested pursuant to Section 4(b) shall remain outstanding until the end of the term of the applicable option.

7.                                      Severance Benefits upon Termination Without Cause, or Resignation for Good Reason during the Term or a Change of Control Period.

In the event that either during the Term or thereafter during a Change in Control Period (i) the Company terminates Executive’s employment for any reason other than Cause or Disability, or (ii) Executive resigns for Good Reason, Executive shall be entitled to receive the following payments and benefits, subject to compliance with the release requirement of Section 9 and except as otherwise provided in Sections 13(h) and 15(f):

(a)                                 All payments and benefits described in Section 6; provided, however, that with respect to the vesting of outstanding LTI Awards as provided in Section 6(c), if there shall be a termination of Executive’s employment by the Company without Cause or resignation by Executive for Good Reason, which occurs during the Term but not during a Change in Control Period, then the LTI Awards which are subject to time-vesting (other than the 2015 Grants which shall fully vest as provided in Section 6(c)) shall vest on a pro rata basis based on the number of days of Executive’s employment during the applicable annual vesting period through the Termination Date.

(b)                                 a lump sum cash payment in an amount equal to one and one-half (1.5) times the sum of (i) Executive’s Annual Base Salary immediately prior to the Termination Date, and (ii) Executive’s Target Bonus for the year during which the Termination Date occurs, payable as soon as practicable after the Termination Date.

(c)                                  If Executive elects, on behalf of himself or his eligible dependents, to continue medical coverage under any medical plan of the Company pursuant to the provisions of Section 4980B of the Code or any other applicable law (“COBRA”), and such election is available to him pursuant to then governing law, and complies with all requirements for such coverage, an amount, payable not later than the last day of each month that such coverage is in effect, up to a maximum of eighteen (18) months, (or such shorter duration as governing law may then allow) equal to the excess, if any, of the premium paid by Executive for such coverage pursuant to COBRA over the premium that would be paid by an active employee for comparable coverage (the “Medical Continuation”). If Executive’s continuation coverage is terminated for any reason other than dictate of governing law prior to the end of such eighteen month period, the Company’s obligations under this Section 7(c) shall terminate, regardless of whether the termination of Executive’s coverage constitutes a second qualifying event as defined by COBRA with respect to any other dependent.

8.                                      Compensation or Severance Benefits upon Termination of Employment by the Company for Cause, Termination by the Company Without Cause following the Term, or Resignation by Executive following the Term.

(a)                                 Termination by the Company for Cause.  In the event the Company terminates Executive’s employment for Cause (whether during the Term or thereafter), or Executive resigns without Good Reason prior to the expiration of the Term, Executive shall only be entitled to receive the Accrued Obligations, payable as and when those amounts would have been payable had the Employment Period not ended.

(b)                                 Termination by the Company without Cause or Resignation by Executive with Good Reason following the Term.  In the event that following the expiration of the Term on its own accord (assuming Executive’s employment has not been terminated prior to such date), the Company terminates Executive’s employment for any reason other than as set forth in Sections 6, 7 or 8(a), or Executive resigns with Good Reason, Executive shall be entitled to receive, subject to compliance with the release requirement of Section 9 and except as otherwise provided in Sections 13(h) and 15(f): (i) the Accrued Obligations, and (ii) all unvested LTI Awards granted in respect of calendar years 2015, 2016, 2017 and 2018 shall immediately vest in full as of the Termination Date, provided that (A) performance-based LTI Awards shall vest based on performance as of the Termination Date, and (B) Price-Vesting Options shall be subject to vesting in accordance with Section 4(b) or be forfeited if they do not vest as provided in Section 4(b).  All then vested options and those that become vested pursuant to Section 4(b) shall remain outstanding until the end of the term of the applicable option. For the avoidance of doubt, expiration of the Term on its own accord shall not be deemed a termination by Company.

(c)                                  Resignation by Executive without Good Reason following the Term. In the event that following the expiration of the Term on its own accord (assuming Executive’s employment has not been terminated prior to such date), Executive resigns without Good Reason, Executive shall be entitled to receive, subject to compliance with the release requirement of Section 9 and except as otherwise provided in Sections 13(h) and 15(f): (i) the Accrued Obligations, and (ii) all unvested LTI Awards granted in respect of calendar years 2015, 2016 and 2017 shall immediately vest in full as of the Termination Date (but not unvested LTI Awards granted in respect of calendar year 2018 or later which shall be forfeited), provided that (A) performance-based LTI Awards shall vest based on performance as of the Termination Date, and (B) Price-Vesting Options shall be subject to vesting in accordance with Section 4(b) or be forfeited if they do not vest as provided in Section 4(b). All then vested options and those that become vested pursuant to Section 4(b)

shall remain outstanding until the end of the term of the applicable option.  For the avoidance of doubt, expiration of Term on its own accord shall not be deemed a resignation by Executive.

9.                                      Release.

Notwithstanding anything to the contrary above, all benefits and payments that may become payable pursuant to Section 6 (other than the Accrued Obligations) are conditioned on Executive, or the representative of his estate, executing a release of claims and covenant not to sue, in form attached hereto as Exhibit E (the “Release”), and the period provided in such Release having expired without Executive exercising his right to revoke, not later than sixty (60) days after the Termination Date (subject to Section 15(f)(iv)), and if Executive fails to execute such Release, revokes the Release, or the revocation period has not yet expired by the end of such sixty (60) day period, Executive shall have no right to any such payment or benefit.

10.                               Effect on Employee Benefit Plans and Programs; Adjustment of Payments and Benefits.

(a)                                 Effect on Employee Benefit Programs.  The termination of Executive’s employment hereunder, whether by the Company or Executive, shall have no effect on the rights and obligations of the parties hereto under the Company’s (i) welfare benefit plans including, without limitation, Medical Continuation as provided for herein and, health coverage thereafter but only to the extent required by law, and on the same basis applicable to other employees and (ii) 401(k) Plan but only to the extent required by law and pursuant to the terms of the 401(k) Plan.

(b)                                 Adjustment of Payments and Benefits.

(i)                                     Notwithstanding any provision of this Agreement to the contrary, if any payment or benefit to be paid or provided hereunder, when combined with any other amount payable to Executive, would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder shall be reduced to the minimum extent necessary so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Section the reduction shall occur in the following order:: (A) by first reducing or eliminating the portion of the payments which are not payable in cash and are not attributable to equity awards (other than that portion of the payments subject to clause (D) hereof), (B) then by reducing or eliminating cash payments (other than that portion of the payments subject to clause (D) hereof), (C) then by reducing or eliminating the portion of the payments which are not payable in cash and are attributable to equity awards (other than that portion of the Payments subject to clause (D) hereof) and (D) then by reducing or eliminating the portion of the Payments (whether payable in cash or not payable in cash) to which Treasury Regulation § 1.280G-1 Q/A

24(c) (or successor thereto) applies, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time.

(c)                                  The determination of whether the any payment or benefit shall be reduced as provided in Section 10(b)(i) hereof and the amount of such reduction shall be made at the Company’s expense by an accounting firm selected by the Company from among the four (4) largest accounting firms in the United States (the “Accounting Firm”).  The Accounting Firm shall provide its determination (the “Determination”), together with supporting calculations and documentation, to the Company and Executive within forty five (45) days after Executive’s final day of employment, which Determination, absent manifest error, shall be binding, final and conclusive upon the Company and Executive. If the Accounting Firm determines that the payments and benefits to be provided to Executive will not result in any Excess Parachute Payments, it shall furnish Executive with an opinion to that effect.  If the Accounting Firm determines that the payments and benefits to be provided to Executive will result in Excess Parachute Payments, it shall furnish the Executive with an opinion that no Excess Parachute Payments will be made after the reductions contemplated by Section 10(b)(i) hereof.

11.                               Confidential Information.

(a)                                 Executive understands and acknowledges that during his employment with the Company, he will be exposed to Confidential Information (as defined below), all of which is proprietary and which will rightfully belong to the Company.  Executive shall hold in a fiduciary capacity for the benefit of the Company such Confidential Information obtained by Executive during his employment with the Company and shall not, directly or indirectly, at any time, either during or after his employment with the Company terminates, without the Company’s prior written consent, use any of such Confidential Information or disclose any of such Confidential information to any individual or entity other than the Company or its employees, attorneys, accountants, financial advisors, consultants, or investment bankers except as required in the performance of his duties for the Company or as otherwise required by law, court order or an order of any governmental authority.  Executive such take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft.

(b)                                 The term “Confidential Information” shall mean any information not generally known in the relevant trade or industry or otherwise not generally available to the public, which was obtained from the Company or its predecessors or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive on behalf of the Company or its predecessors.  For purposes of this Section 11, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company.

12.                               Return of Documents.

Except for such items which are of a personal nature to Executive (e.g., daily business planner), all writings, records, and other documents and things containing any Confidential Information shall be the exclusive property of the Company, shall not be copied, summarized, extracted from, or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of Executive’s employment or at any time as requested by the Company.

13.                               Noncompete; Non-Solicitation; Non-Disparagement.

Executive agrees that:

(a)                                 During the Employment Period, and for a one (1) year period thereafter in the event Executive’s employment is terminated under circumstances in which he is entitled to receive and is receiving the benefits provided in Sections 6, 7, 8(b) or 8(c) hereof, Executive shall not, directly or indirectly, within the continental United States, engage in, or own, invest in, manage or control any venture or enterprise primarily engaged in any office-service, flex, or office property development or acquisition activities that are competitive with the activities of the Company. Nothing herein shall prohibit Executive from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a Company or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such Company or other entity.

(b)                                 If, at the time of enforcement of this Section 13, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, the parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions and upon substitution by such court, this Agreement shall be automatically modified without further action by the parties hereto.

(c)                                  For purposes of this Section 13, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company.

(d)                                 Nonsolicitation.  Executive agrees that during the Employment Period, and for a one (1) year period thereafter, regardless of the reason for termination (the “Restricted Period”), Executive will not, without written consent of the Company, directly or indirectly, including causing, encouraging, directing or soliciting any other person to, contact, approach or solicit (other than, so long as Executive continues to be employed by the Company and makes such contact, approach or solicitation made on behalf of the Company) for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person who is or has been employed or retained in the operation of the Company’s business during the period commencing three (3) months prior to the date of such hiring or offering of employment, or induce, interfere with or solicit, or attempt to induce, interfere with or solicit, any person that is a current or former customer, supplier or other business relation of the Company to terminate its relationship or otherwise cease doing business in whole or in part or reduce the amount of business with the Company.

(e)                                  Nondisparagement.  Executive agrees not to disparage the Company or its past and present investors, officers, directors or employees, and the Company agrees not to disparage Executive.

(f)                                   Acknowledgements.  Executive acknowledges and agrees that (i) Executive’s obligation to comply with the restrictions in this Section 13 shall be independent of any obligation owed to Executive by the Company (whether under this Agreement or otherwise), and specifically shall not be dependent upon whether Executive is entitled to any form of severance pay or benefits pursuant to this Agreement or otherwise; (ii) no claim against the Company by Executive (whether under this Agreement or otherwise) shall constitute a defense to the enforcement by the Company or its affiliates of the restrictions in this Section 13, (iii) the time limitations and the geographic scope on the restrictions in this Section 13 are reasonable, (iv) the restrictions imposed under this Section 13 are reasonably necessary for the protection of the Company and its goodwill, Confidential Information, and other legitimate business interests and do not impose a greater restraint than necessary to provide such protection, (v) that through this Agreement, Executive shall receive adequate consideration for any loss of opportunity associated with the restrictions of this Section 13, and (vi) that the provisions of this Section 13 and its subparts provide a reasonable way of protecting Company’s business value.

(g)                                  Extension of Time.  In the event that Executive breaches any covenant, obligation or duty in this Section 13, any such duty, obligation, or covenants to which the parties agreed by this Section 13 shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The duration and length of Executive’s duties and obligations as agreed by this Section 13 shall continue upon the effective date of any such settlement, or judicial or other resolution.

(h)                                 Legal and Equitable Remedies.  Upon any material breach by Executive of any of the provisions of Sections 11, 12 or 13, Executive shall immediately, permanently and irrevocably forfeit without payment of consideration of any kind any and all rights to any of the benefits and payments otherwise payable to Executive pursuant to this Agreement (other than the Accrued Obligations). In addition, in view of the nature of the rights in goodwill, employee relations, trade secrets, and business reputation and prospects of the Company to be protected under Sections 11, 12 and 13, Executive understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Executive’s breach of Executive’s obligations (whether individually or together) under Sections 11, 12 or 13.  Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of Sections 11, 12 and 13, and that such relief may be granted without the necessity of proving actual damages, and without bond.  EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE PROVISIONS IN SECTIONS 11, 12 AND 13 ARE ESSENTIAL AND MATERIAL TO THIS AGREEMENT, AND THAT UPON BREACH OF SECTIONS 11, 12 OR 13 BY EXECUTIVE, COMPANY IS ENTITLED TO WITHHOLD PROVIDING PAYMENTS OR CONSIDERATION, TO EQUITABLE RELIEF TO PREVENT CONTINUED BREACH, TO RECOVER DAMAGES AND TO SEEK ANY OTHER REMEDIES AVAILABLE TO COMPANY. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages or other remedies in addition to equitable relief.

14.                               Successors.

(a)                                 Company’s Successors.  This Agreement may not be assigned by the Company except to a successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the Company’s business and/or assets, and the Company shall require any such successor to assume expressly and agree to perform this Agreement, in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. As used in this Agreement, “Company” shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, contract or otherwise.

(b)                                 Executive’s Successors.  This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

15.                               Miscellaneous Provisions.

(a)                                 Notice.  Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, on the first business day after being sent by reputable overnight courier, or on the third business day after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid, and addressed to Executive at the address shown on the Company’s personnel records, or to the Company at the address set forth below, or such other address as a party shall give notice of by notice given in the same manner:

Mack-Cali Realty Corporation
343 Thornall Street

Edison, NJ 08837-2206
Attn: Chief Legal Officer

(b)                                 Entire Agreement. This Agreement contains all the legally binding understandings and agreements between Executive and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties, including, without limitation, any offer letter from the Company to Executive.

(c)                                  Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(d)                                 Interpretation. When a reference is made in this Agreement to sections, subsections or clauses, such references shall be to a section, subsection or clause of this Agreement, unless otherwise indicated. The words “herein” and “hereof’ mean, except where a specific section, subsection or clause reference is expressly indicated, the entire Agreement rather than any specific section, subsection or clause. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to in each case to be followed by the words “without limitation”. The headings of the sections or subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

(e)                                  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(f)                                   Section 409A of the Code.  To the extent applicable, it is intended that payments and benefits provided hereunder be exempt from or comply with Section 409A of the Code and the guidance promulgated thereunder (collectively, “Section 409A”). This Agreement shall be administered in a manner consistent with this intent and if Executive or the Company believes, at any time, that any of such payment or benefit is not exempt or does not so comply, Executive or the Company shall promptly advise the other party and will negotiate reasonably and in good faith to amend the terms of such arrangement such that it is exempt or complies (with the most limited possible economic effect on Executive and on the Company) or to minimize any additional tax, interest and/or penalties that may apply under Section 409A if exemption or compliance is not practicable. In furtherance of the foregoing, the following provisions shall apply notwithstanding anything to the contrary in this Agreement:

(i)                                     To the extent applicable, each and every payment to be made pursuant to this Agreement shall be treated as a separate payment and not as one of a series of payments treated as a single payment for purposes of Treasury Regulation §1.409A-2(b)(2)(iii).

(ii)                                  If Executive becomes entitled to receive any payment that constitutes deferred compensation subject to Section 409A upon a termination of employment, and such termination of employment does not constitute a “separation from service” as defined in Section 409A, payment of such amount shall be deferred, without interest, and paid on the earlier of the date Executive incurs a separation from service, as so defined (subject to subsection (f)(iii)) below, or the date of Executive’s death.

(iii)                               If Executive is a “specified employee”, as defined in Section 409A on the date he incurs a separation from service, any amount that becomes payable by reason of such separation from service that constitutes deferred compensation subject to Section 409A, including any amount deferred pursuant to subsection (f)(ii) above, shall be deferred, without interest, and paid on the earlier of the first business day of the seventh month following the month that includes Executive’s separation from service, or the date of Executive’s death.

(iv)                              If the sixty (60) day period described in Section 9 ends in the calendar year following the year that includes the Termination Date, no amount that is subject to Section 409A, the payment of which is dependent upon the execution of the Release, shall be paid until the first business day of the calendar year following the year that includes the Termination Date, regardless of when the Release is signed.

(v)                                 Any reimbursement of any expense payable to Executive that constitutes taxable income shall be paid not later than the last day of the year following the year in which the expense is incurred, and all reimbursements and in-kind benefits shall be paid in accordance with Treasury Regulation §1.409A-3(i)(1)(iv).

(vi)                              The Company shall not be obligated to guarantee any particular tax result for Executive with respect to any payment or benefit provided to Executive hereunder, and Executive shall be responsible for any taxes, additional taxes or penalties imposed on Executive in connection with any such payment or benefit with respect to Section 409A or any other obligation to pay taxes.

(g)                                  Indemnification.  In the event Executive is made party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of Executive’s employment with or serving as an officer or director of the Company, whether or not the basis of such Proceeding is alleged action in an official capacity, the Company shall indemnify, hold harmless and defend Executive to the fullest extent authorized by Maryland law, as the same exists and may hereafter be amended, against any and all claims, demands, suits, judgments, assessments and settlements including all expenses incurred or suffered by Executive in connection therewith (including, without limitation, all reasonable legal fees incurred using counsel reasonably acceptable to Executive) and such indemnification shall continue as to Executive even after Executive is no longer employed by the Company and shall inure to the benefit of his heirs, executors, and administrators.  Expenses incurred by Executive in connection with any Proceeding shall be paid by the Company in advance upon request of Executive that the Company pay such expenses; but, only in the event that Executive shall have delivered in writing to the Company an undertaking in form and substance reasonably acceptable to the Company to reimburse the Company for expenses with respect to which Executive is not entitled to indemnification.  The provisions of this Section shall remain in effect after this Agreement is terminated irrespective of the reasons for termination.  The indemnification provisions of this Section shall not supersede or reduce any indemnification provided to Executive under any separate agreement, or the by-laws of the Company since it is intended that this Agreement shall expand and extend Executive’s rights to receive indemnity.

(h)                                 Legal Fees.  If any contest or dispute shall arise between the Company and Executive regarding or as a result of any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, but only if Executive is successful in respect of substantially all of Executive’s claims pursued or defended in connection with such contest or dispute.  Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed).

(i)                                     Timing of and No Duplication of Payments.

All payments payable to Executive pursuant to this Agreement shall be paid as soon as practicable after such amounts have become fully vested and determinable.  In addition, Executive shall not be entitled to receive duplicate payments under any of the provisions of this Agreement.

(j)                                    Modification or Waiver.

No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought.  No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercise thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

The respective rights and obligations of the parties hereunder shall survive Executive’s termination of employment and termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

(k)                                 Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws thereunder.

(l)                                     Survival of Agreements.

The provisions of Sections 5, 6, 7, 8, 9, 10, 11, 12, and 13 each shall survive the Term and termination of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Company:

MACK-CALI REALTY CORPORATION

By:	/s/ William Mack
Name:	William Mack
Title:	Chairman

Executive:

MITCHELL E. RUDIN

/s/ Mitchell E. Rudin

Schedule I

Board of Directors of NYC Police Foundation

National Concil of American Israel Public Affairs Committee

Governor, Urban Land Institute

Board of Directors of Police Athletic League

Board of Directors of American Friends of the Israel Museum

Executive Committee of NYU Schack Institute

Board of Directors of St. Francis Friends of the Poor

Member, Real Estate Board of New York

EXHIBIT A

MACK-CALI REALTY CORPORATION

RESTRICTED UNIT AWARD AGREEMENT

MITCHELL E. RUDIN

AGREEMENT EVIDENCING THE GRANT

OF A RESTRICTED UNIT AWARD PURSUANT

TO THE 2013 INCENTIVE STOCK PLAN

OF MACK-CALI REALTY CORPORATION

This Restricted Stock Unit Award Agreement (this “Agreement”) between Mack-Cali Realty Corporation (the “Company”) and Mitchell E. Rudin (the “Recipient”) is delivered under the Mack-Cali Realty Corporation 2013 Incentive Stock Plan (the “Plan”), and shall be effective as of the Grant Date.  The Company and Recipient mutually agree as follows:

1.                                      Defined Terms.  Capitalized terms used in this Agreement, and not otherwise defined in this Agreement, shall have the meaning assigned to them in the Plan.  For purposes of this Agreement, a “Restricted Stock Unit” or “RSU” means a unit of measurement equal to one outstanding Share.

2.                                      Grant of Restricted Stock Units.  The Recipient is hereby granted Restricted Stock Units under the Plan equal to $325,000, divided by the Fair Market Value of the Shares on the Grant Date.  The number of Restricted Stock Units shall be denominated in whole and partial RSUs, calculated to the nearest 100th of a RSU.  The Restricted Stock Units shall not vest in the Recipient and shall remain subject to forfeiture unless the Restricted Stock Units vest pursuant to Section 4 of this Agreement prior to the date the Recipient’s employment with the Company terminates, except that the RSUs shall not be forfeited and shall vest as specifically provided in that certain Executive Employment Agreement, dated June 3, 2015, by and between the Company and the Recipient (the “Employment Agreement”).

3.                                      Grant Date.  The date of the grant of the Restricted Stock Units shall be                                         . [Date shall be two days following the date of the press release announcing the hiring of Recipient.]

4.                                      Vesting.  Restricted Stock Units granted under this Agreement shall vest at a rate of 33 1/3 % on each first, second and third anniversaries of the Grant Date, provided the Recipient remains employed or continues to provide services to the Company continuously through such applicable anniversary date, except as set forth under Sections 6, 7, or 8 of the Employment Agreement.  To the extent the Recipient, does not vest in a portion of the RSUs awarded under this Agreement or earlier upon termination of employment as provided in the Employment Agreement, all unvested RSUs under this Agreement shall be cancelled upon the

Recipient’s

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termination of employment and the Recipient shall no longer have any rights thereto.  No amounts shall be payable with respect to any such cancelled unvested RSUs.

5.                                      Dividend Equivalents.  If the Company pays a cash dividend on Shares for which the Record Date occurs after the Grant Date, the Recipient shall receive additional RSUs equal to the amount of the ordinary cash dividend paid by the Company on a single Share multiplied by the number of RSUs awarded under this Agreement that are unpaid as of such Record Date, and divided by the Fair Market Value of the Shares on the Record Date.  The number of additional RSUs attributable to dividend equivalents shall be denominated in whole and partial RSUs, calculated to the nearest 100th of a RSU. With respect to each Record Date in a calendar year, the additional RSUs shall be allocated to the Recipient as soon as administratively practical following the Record Date.  Record Date shall mean the date on which shareholders of record are determined for purposes of paying the cash dividend on Shares. The Recipient shall be vested in these additional RSUs attributable to dividend equivalents when, and to the extent, the underlying RSUs are vested.

6.                                      RSU Settlement.  The Recipient shall be entitled to settlement of the vested portion of the RSUs (as determined in accordance with Sections 4 and 5 hereof) as of the earliest to occur of: (i) the date on which the RSU vests under Section 4, or (ii) the date on which the Recipient terminates employment with the Company to the extent the RSUs vest upon such termination of employment pursuant to Sections 6, 7 or 8 of the Employment Agreement.

7.                                      Timing of Payment for RSUs.  Payment shall be made to the Recipient on the date the Recipient becomes entitled to settlement of RSUs pursuant to Section 6 hereof.

8.                                      Form of Payment for RSUs.  The Recipient shall receive those number of whole Shares equal to the number of vested RSUs (and cash in lieu of any fractional shares) for which the Recipient is entitled to settlement of RSUs pursuant to Section 6 hereof.

9.                                      Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Recipient for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award, the Recipient will pay to the Company any minimum United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount (the “Minimum Withholding Amount”).  Payment of the Minimum Withholding Amount shall be made by the Recipient either (x) in cash, or (y) by transferring to the Company (or having the Company withhold from the Shares to be delivered hereunder) such number of Shares with a tax value equal to the Minimum Withholding Amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient.

10.                               Termination of Unvested Stock Units.  Except as specifically provided in the Employment Agreement, upon the Recipient’s termination of employment with the Company, all unvested RSUs under this Agreement (after taking into account the RSUs that become vested pursuant to the Employment Agreement upon such termination) shall be cancelled and the Recipient shall no longer have any rights thereto. No amounts shall be payable with respect to any such cancelled unvested RSUs.

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11.                               Adjustment Provisions.  In the event of (i) changes in the Shares by reason of stock dividends, spin-offs, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidation, reorganizations or liquidations or (ii) any spin-off, extraordinary dividend or distribution of assets, appropriate adjustments shall be made by the Committee in (a) the number and class of shares thereafter subject to RSUs to prevent dilution or enlargement of the Recipient’s rights hereunder.  Whether any adjustment or modification is required, and the amount thereof, shall be determined by the Committee, which determination shall be final and binding on all interested parties.

12.                               Restrictions on Transfer.  None of the Restricted Stock Units granted hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law.

13.                               409A.   It is intended that payments and benefits provided to the Recipient under this Agreement either (a) are exempt from the requirements of § 409A of Code and regulations promulgated thereunder pursuant to an exception or otherwise or (b) comply with the requirements of Code § 409A (including current and future guidance issued by the Department of Treasury or the Internal Revenue Service).  To the extent that any provision in this Agreement is ambiguous as to its compliance with Code § 409A, the provision shall be interpreted so that no payments made or benefits provided pursuant to the Agreement shall be subject to any adverse tax consequences.  To the extent that any provision of the Agreement fails to satisfy those requirements, the provision shall be applied in operation in a manner that, in the good-faith opinion of the Company, brings the provision into compliance with the requirements of Code § 409A, or any exception thereto, while preserving as closely as possible the original intent of the Agreement provision. The parties shall amend the Agreement as necessary to avoid or comply with the requirements of Code § 409A or any exception thereto. In no event may Recipient, directly or indirectly, designate the calendar year of a payment or the receipt of a benefit.  In no event shall the Company be liable for any additional tax, interest or penalty that may be imposed on Recipient by Code § 409A or damages to Recipient for failing to comply with Code § 409A.

14.                               Miscellaneous.

(a)                                 Amendments.  This Agreement may be amended or modified only with the consent of the Company upon the recommendation or determination of the Board or the Committee; provided that any such amendment or modification adversely affecting the rights of the Recipient hereunder must be consented to by the Recipient to be effective,

(b)                                 Incorporation of Plan.  The provisions of the Plan are hereby incorporated by reference as if set forth herein.  If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, this Agreement shall govern.

(c)                                  Entire Agreement.  This Agreement, the Plan and the Employment Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties to the Agreement with respect to the Award.

3

(d)                                 Receipt of Plan. By entering into this Agreement, Recipient acknowledges (i) that he has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.  By entering into this Agreement, Recipient further acknowledges that all grants under the Plan are determined by the Committee in its sole discretion and that nothing contained in the Plan or in any grant under the Plan shall confer a right or entitlement to receive any further grants in the future.

(e)                                  Severability.  In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

(f)                                   No Obligation to Continue Position as an Officer or to Employ.  Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Recipient as an executive officer or to employ the Recipient and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Recipient’s employment as an executive officer or employee at any time.

In Witness Whereof, the parties hereto have executed this Agreement, effective as of the Grant Date.

MACK-CALI REALTY CORPORATION

By:
Title:

RECIPIENT

4

EXHIBIT B

MACK-CALI REALTY CORPORATION

TSR-BASED PERFORMANCE SHARE UNIT AWARD AGREEMENT

MITCHELL E. RUDIN

AGREEMENT EVIDENCING THE GRANT

OF A TSR-BASED PERFORMANCE SHARE UNIT AWARD PURSUANT

TO THE 2013 INCENTIVE STOCK PLAN

OF MACK-CALI REALTY CORPORATION

This TSR-Based Performance Share Unit Award Agreement (this “Agreement”) between Mack-Cali Realty Corporation (the “Company”) and Mitchell E. Rudin (the “Recipient”) is delivered under the Mack-Cali Realty Corporation 2013 Incentive Stock Plan, as may be amended from time to time (the “Plan”), and shall be effective as of the Grant Date (as defined in Section 3 below).  The Company and Recipient mutually agree as follows:

1.                                      Defined Terms.  Capitalized terms used in this Agreement, and not otherwise defined in this Agreement, shall have the meaning assigned to them in the Plan.  In addition, as used herein:

“Company TSR” means, for any Performance Period, the Company’s TSR for such Performance Period.

“Performance Share Unit” or “PSU” means a unit of measurement equal to one outstanding Share.

“Total Stockholder Return” or “TSR” means, for any Performance Period, the appreciation in the stock price of a company’s common equity (assuming the reinvestment of all dividends in additional shares of common stock at the Fair Market Value of the such common equity on the date of payment of the dividend)  measured from the Trading Day coincident with or immediately following the Grant Date through the last Trading Day of such Performance Period, divided by the stock price of a company’s common equity on the Trading Day coincident with or immediately following the Grant Date.  The Fair Market Value of the Shares on the Grant Date shall be used in determining the Company’s TSR.

“Trading Day” means any date on which the Shares are traded on the New York Stock Exchange; provided that “Trading Day” shall not include any day on which the Shares are scheduled to trade on the New York Stock Exchange for less than 4.5 hours or any day that the Shares are suspended from trading during the final hour of trading on the New York Stock Exchange.

1

“TSR Percentile Rank” means the Company TSR for the Performance Period relative to the TSRs of the Equity Office REITs in the FTSE NAREIT Equity Office Index (or comparable index that replaces the FTSE NAREIT Equity Office Index) for the same Performance Period expressed as a percentile calculated by dividing the number of such Equity Office REITs with a TSR less than the Company TSR by the sum of the total number of such Equity Office REITs (including the Company).

2.                                      Grant of Performance Share Units.  The Recipient is hereby granted Performance Share Units under the Plan equal to $975,000, divided by the Fair Market Value of the Shares on the Grant Date.  The number of Performance Share Units shall be denominated in whole and partial PSUs, calculated to the nearest 100th of a PSU.  The Performance Share Units shall not vest in the Recipient and shall remain subject to forfeiture unless and until the Performance Share Units vest pursuant to Section 5 of this Agreement prior to the date the Recipient’s employment with the Company terminates, except that the PSUs shall not be forfeited and shall vest as specifically provided in that certain Executive Employment Agreement, dated June 3, 2015, by and between the Company and the Recipient (the “Employment Agreement”).

3.                                      Grant Date.  The date of grant of the Performance Share Units shall be                                         . [Date shall be two days following the date of the press release announcing the hiring of Recipient.]

4.                                      Performance Period.  The Performance Period shall begin on the Grant Date and shall end on 3rd annual anniversary of the Grant Date.

5.                                      Vesting.  Performance Share Units shall vest and be earned and payable to the Recipient based on the Company’s TSR Percentile Rank for the Performance Period, in accordance with the following performance levels:

Company TSR Performance Level	Company TSR Percentile Rank for the Performance Period	PSUs Vesting Percentage
< Threshold	< 40th percentile	0%
Threshold	40th percentile	50%
Target	60th percentile	100%
Maximum	>=80th percentile	150%

The Award payout will be limited to 100% of PSUs granted under this Agreement if the Company TSR is negative for the Performance Period.  The PSUs Vesting Percentage for attainment of a Performance Level between the Threshold Performance Level and the Maximum Performance Level will be linearly interpolated.  To the extent the Recipient does not vest in a portion of the PSUs awarded under this Agreement at the end of the Performance Period or earlier upon termination of employment as provided in the Employment Agreement, all unvested PSUs under this Agreement shall be cancelled at the end of the Performance Period and the Recipient shall no longer have any rights thereto. No amounts shall be payable with respect to any such cancelled unvested PSUs.

2

6.                                      Dividend Equivalents.  If the Company pays a cash dividend on Shares for which the Record Date occurs after the Grant Date, the Recipient shall receive additional PSUs equal to the amount of the ordinary cash dividend paid by the Company on a single Share multiplied by the number of PSUs awarded under this Agreement that are unvested and unpaid as of such Record Date, and divided by the Fair Market Value of the Shares on the Record Date.  The number of additional PSUs attributable to dividend equivalents shall be denominated in whole and partial PSUs, calculated to the nearest 100th of a PSU. With respect to each Record Date in a calendar year, the additional PSUs shall be allocated to the Recipient as soon as administratively practical following the Record Date.  Record Date shall mean the date on which shareholders of record are determined for purposes of paying the cash dividend on Shares. The Recipient shall be vested in these additional PSUs attributable to dividend equivalents when, and to the extent, the underlying PSUs are vested.

7.                                      PSU Settlement.  The Recipient shall be entitled to settlement of the vested portion of the PSUs (as determined in accordance with Sections 5 and 6 hereof) as of the earliest to occur of: (i) the date on which the PSU vests under Section 5, or (ii) the date on which the Recipient terminates employment with the Company to the extent the PSUs vest upon such termination of employment pursuant to Sections 6, 7 or 8 of the Employment Agreement (the “Payment Date”).

8.                                      Timing of Payment for PSUs.  Payment shall be made to the Recipient on the date the Recipient becomes entitled to settlement of PSUs pursuant to Section 7 hereof or as soon as administratively practicable but no later than the 15th day of the third month after the Payment Date.

9.                                      Form of Payment for PSUs.  The Recipient shall receive those number of whole Shares equal to the number of vested PSUs (and cash in lieu of any fractional shares) for which the Recipient is entitled to settlement of PSUs pursuant to Section 7 hereof.

10.                               Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Recipient for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the PSUs, the Recipient will pay to the Company any minimum United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount (the “Minimum Withholding Amount”).  Payment of the Minimum Withholding Amount shall be made by the Recipient either (i) in cash, or (ii) by transferring to the Company (or having the Company withhold from the Shares to be delivered hereunder) such number of Shares with a tax value equal to the Minimum Withholding Amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient.

11.                               Termination of Unvested Stock Units.  Except as specifically provided in the Employment Agreement, upon the Recipient’s termination of employment with the Company, all unvested PSUs under this Agreement shall be cancelled and the Recipient shall no longer have any rights thereto. No amounts shall be payable with respect to any such cancelled unvested PSUs.

12.                               Adjustment Provisions.  In the event of (i) changes in the Shares by reason of stock dividends, spin-offs, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidation, reorganizations or liquidations or (ii) any spin-off, extraordinary dividend or distribution of assets, appropriate adjustments shall be made by the Committee in (a) the

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number and class of shares thereafter subject to PSUs and (b) the TSR determination, in each case, to prevent dilution or enlargement of the Recipient’s rights hereunder.  Whether any adjustment or modification is required, and the amount thereof, shall be determined by the Committee, which determination shall be final and binding on all interested parties.

13.                               Restrictions on Transfer.  None of the Performance Share Units granted hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law.

14.                               409A. It is intended that payments and benefits provided to the Recipient under this Agreement either (a) are exempt from the requirements of § 409A of the Code and regulations promulgated thereunder pursuant to an exception or otherwise or (b) comply with the requirements of Code § 409A (including current and future guidance issued by the Department of Treasury or the Internal Revenue Service).  To the extent that any provision in this Agreement is ambiguous as to its compliance with Code § 409A, the provision shall be interpreted so that no payments made or benefits provided pursuant to the Agreement shall be subject to any adverse tax consequences.  To the extent that any provision of the Agreement fails to satisfy those requirements, the provision shall be applied in operation in a manner that, in the good-faith opinion of the Company, brings the provision into compliance with the requirements of Code § 409A, or any exception thereto, while preserving as closely as possible the original intent of the Agreement provision. The parties shall amend the Agreement as necessary to avoid or comply with the requirements of Code § 409A or any exception thereto. In no event may Recipient, directly or indirectly, designate the calendar year of a payment or the receipt of a benefit.  In no event shall the Company be liable for any additional tax, interest or penalty that may be imposed on Recipient by Code § 409A or damages to Recipient for failing to comply with Code § 409A.

15.                               Miscellaneous.

(a)                                 Amendments.  This Agreement may be amended or modified only with the consent of the Company upon the recommendation or determination of the Board or the Committee; provided that any such amendment or modification adversely affecting the rights of the Recipient hereunder must be consented to by the Recipient to be effective,

(b)                                 Incorporation of Plan.  The provisions of the Plan are hereby incorporated by reference as if set forth herein.  If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, this Agreement shall govern.

(c)                                  Entire Agreement.  This Agreement, the Plan and the Employment Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties to the Agreement with respect to the Award.

(d)                                 Receipt of Plan.  By entering into this Agreement, Recipient acknowledges (i) that he has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.  By entering into this Agreement, Recipient further acknowledges that all grants under the Plan are determined by the Committee in its sole discretion and that nothing contained in the

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Plan or in any grant under the Plan shall confer a right or entitlement to receive any further grants in the future.

(e)                                  Severability.  In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

(f)                                   No Obligation to Continue Position as an Officer or to Employ.  Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Recipient as an executive officer or to employ the Recipient and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Recipient’s employment as an executive officer or employee at any time.

In Witness Whereof, the parties hereto have executed this Agreement, effective as of the Grant Date.

MACK-CALI REALTY CORPORATION

By:
Title:

RECIPIENT

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EXHIBIT C

MACK-CALI REALTY CORPORATION

STOCK OPTION AGREEMENT

MITCHELL E. RUDIN

AGREEMENT EVIDENCING THE GRANT

OF A TIME VESTING STOCK OPTION AWARD PURSUANT

TO THE 2013 INCENTIVE STOCK PLAN

OF MACK-CALI REALTY CORPORATION

This Stock Option Agreement (this “Agreement”) between Mack-Cali Realty Corporation (the “Company”) and Mitchell E. Rudin (the “Optionee”) is delivered under the Mack-Cali Realty Corporation 2013 Incentive Stock Plan (the “Plan”), and shall be effective as of                                [Date shall be two days following the date of the press release announcing the hiring of Recipient.] (the “Grant Date”).

WITNESSETH:

1.                                      Grant of this Option:  Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an option (the “Option”) to purchase from the Company all or any part of an aggregate of 200,000 Shares (the “Option Shares”), at a purchase price of $          per share, subject to adjustment as provided herein and in the Plan, such Option to be exercised as hereinafter provided.

2.                                      Terms and Conditions:  It is understood and agreed that this Option evidenced hereby is an incentive stock option to the extent all or any portion of this Option qualifies as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and to the extent that all or any portion of this Option does not so qualify, a non-qualified stock option subject to the following terms and conditions:

(a)                                 Expiration Date: This Option shall expire on the tenth (10th) anniversary of the Grant Date, unless earlier terminated as provided in Section 2(d).

(b)                                 Vesting of Option:  Subject to earlier termination of this Option as provided herein and that certain Executive Employment Agreement, dated June 3, 2015, by and between the Company and the Optionee (the “Employment Agreement”) regarding the exercisability of this Option, this Option shall vest and may be exercised by Optionee after each vesting date in accordance with the following:

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Vesting Date	Number of Shares

First anniversary of Grant Date	1/3 of shares
Second anniversary of Grant Date	1/3 of shares
Third anniversary of Grant Date	1/3 of shares

To the extent that any vested portion of this Option is not exercised in any given year, the vested portion of this Option subject to exercise in that year may be exercised in subsequent years until this Option expires or otherwise terminates pursuant to the terms and conditions contained herein, the Plan or the Employment Agreement.

Any exercise shall be accompanied by a written notice to the Company specifying the number of Option Shares as to which this Option is being exercised.  Vesting of this Option granted hereunder is conditioned upon Optionee being employed by the Company on each of the Vesting Dates listed above (except as may be set forth in the Employment Agreement).

(c)                                  Payment of Purchase Price Upon Exercise: At the time of any exercise, the purchase price of the Option Shares as to which this Option is being exercised shall be paid by Optionee to the Company (i) in cash, (ii) at the option of the Optionee, in Shares (including Option Shares), valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise, or (iii) a combination thereof.

(d)                                 Termination of Employment: Except as specifically set forth in Sections 6, 7 and 8 of the Employment Agreement, in the event Optionee shall cease to be employed by the Company or a subsidiary of the Company (other than by reason of the Optionee’s death or Disability, as defined in the Employment Agreement), any portion of this Option granted hereunder that is not vested and exercisable as of the date of the Optionee’s termination of employment shall automatically expire and be forfeited as of such date and the Optionee’s ability to exercise the vested portion of the Option granted hereunder shall terminate on the earlier to occur of (i) the expiration of three (3) months from the date of termination of employment or (ii) the Expiration Date.

(e)                                  Non-transferability: This Option shall not be transferable and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by Optionee other than by will or by the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Optionee hereunder).  During the lifetime of Optionee, this Option shall be exercisable only by Optionee.  If Optionee or anyone claiming under or through Optionee attempts to violate this Section, such attempted violation shall be null and void and without effect and the Company’s obligations hereunder shall terminate.

(f)                                   Death; Disability:  Pursuant to Section 6 of the Employment Agreement, if Optionee dies while in the employ of the Company or any subsidiary of the Company, or

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Optionee’s employment is terminated by the Company or any subsidiary on account of Disability, then any unvested portion of this Option shall become immediately fully vested as of the date of death or termination for Disability, and the entire unexercised portion shall be exercisable by the Optionee or his beneficiary, estate or personal representative until the Expiration Date, and otherwise in accordance with this Agreement.

(g)                                  No Rights as Stockholder: Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option prior to the date of issuance to Optionee of a certificate or certificates for such shares (or evidence of book entry shares).

(h)                                 No Rights to Continued Employment: This Option shall not confer upon Optionee any right to continue in the employ of the Company or any subsidiary of the Company, or limit in any respect the right of the Company, the Board or any subsidiary to terminate such employment or service of Optionee at any time.

(i)                                     Compliance With Laws and Regulations: This Option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such shares on any stock exchange on which the Shares may then be listed and (ii) the completion of any registration or qualification of such shares under and federal or state law, or any rule or regulation of any government body which the Board or the Committee shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

Optionee hereby acknowledges that the Shares which Optionee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”), and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws.  Optionee also agrees that the Shares which Optionee may acquire by exercising this Option shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

3.                                      Withholding and Taxes:  In connection with the exercise of the Option, the Optionee will pay to the Company any minimum United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount (the “Minimum Withholding Amount”).  Payment of the Minimum Withholding Amount shall be made by the Optionee either (x) in cash, or (y) by transferring to the Company such number of Shares (including by withholding Option Shares) with a tax value equal to the Minimum Withholding Amount.  The obligations of the Company under this Agreement will be conditional on such payment or

3

arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee.

4.                                      Adjustment Provisions:  In the event of (i) changes in the Shares by reason of stock dividends, spin-offs, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidation, reorganizations or liquidations or (ii) any spin-off, extraordinary dividend or distribution of assets, appropriate adjustments shall be made by the Committee in (a) the number and class of shares thereafter subject to this Option and (b) the purchase price as set forth above, in each case to prevent dilution or enlargement of the Optionee’s rights hereunder.  Whether any adjustment or modification is required, and the amount thereof, shall be determined by the Committee, which determination shall be final and binding on all interested parties.

5.                                      Corporate Action by the Company:  Existence of this Option shall not impair the right of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in its capital structure or business, to consummate any merger or consolidation of the Company, to issue bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, to dissolve or liquidate the Company, to sell or transfer all or any part of its assets or business, or to do or take any other corporate act or proceeding it or they might have done or taken if this Option was not in existence.

6.                                      Interpretation:  As a condition of granting of this option, Optionee, and each person who succeeds to Optionee’s rights hereunder, agrees that any dispute or disagreement which shall arise out of or by reason of this Option shall be determined by the Committee in its sole discretion and such determination shall be final and binding on all interested parties.  If no Committee is acting, its functions shall be performed by the Board, and each reference herein to the Committee shall, in that event, be deemed to refer to the Board.  By accepting this grant or other benefit under the Plan, Optionee and each person claiming under or through Optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

7.                                      Optionee Bound by Plan:  Enclosed is a copy of the Plan which is incorporated herein by reference and made a part hereof.  The Plan shall govern in all aspects of this Agreement except as otherwise specifically stated herein.  Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  Unless otherwise defined, capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Plan.  The Plan should be carefully examined before any decision is made to exercise this Option.

8.                                      Notices:  Any notice hereunder to the Company shall be addressed to it at its office, 343 Thornall Street, Edison, NJ 08837-2206; Attention:  General Counsel, and any notice hereunder to Optionee shall be addressed to Optionee at the residence address of Optionee as noted in the Company’s files, subject to the right of either party to designate at any time hereafter in writing some other address.

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9.                                      Binding Effect:  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee.

10.                               Governing Law: This Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of Maryland.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUED EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

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IN WITNESS WHEREOF, Mack-Cali Realty Corporation has caused this Agreement to be executed by its duly authorized officers, and Optionee has executed this Agreement, both as of the date and year first above written.

ATTEST:	MACK-CALI REALTY CORPORATION

By:

Name:	Name:
Title:	Title:

Optionee:

Mitchell E. Rudin

6

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof except as otherwise specifically stated in this Agreement.  Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan.

Optionee:

Mitchell E. Rudin

Date

7

EXHIBIT D

MACK-CALI REALTY CORPORATION

STOCK OPTION AGREEMENT

MITCHELL E. RUDIN

AGREEMENT EVIDENCING THE GRANT

OF A PRICE VESTING STOCK OPTION AWARD PURSUANT

TO THE 2013 INCENTIVE STOCK PLAN

OF MACK-CALI REALTY CORPORATION

This Stock Option Agreement (this “Agreement”) between Mack-Cali Realty Corporation (the “Company”) and Mitchell E. Rudin (the “Optionee”) is delivered under the Mack-Cali Realty Corporation 2013 Incentive Stock Plan (the “Plan”), and shall be effective as of                                [Date shall be two days following the date of the press release announcing the hiring of Recipient] (the “Grant Date”).

WITNESSETH:

1.             Grant of this Option:  Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an option (the “Option”) to purchase from the Company all or any part of an aggregate of 200,000 Shares (the “Option Shares”), at a purchase price of $          per share, subject to adjustment as provided herein and in the Plan, such Option to be exercised as hereinafter provided.

2.             Terms and Conditions:  It is understood and agreed that this Option evidenced hereby is an incentive stock option to the extent all or any portion of this Option qualifies as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and to the extent that all or any portion of this Option does not so qualify, a non-qualified stock option subject to the following terms and conditions:

(a)           Expiration Date: This Option shall expire on the tenth (10th) anniversary of the Grant Date, unless earlier terminated as provided in Section 2(d).

(b)           Vesting of Option:  Subject to earlier termination of this Option as provided herein and that certain Executive Employment Agreement, dated June 3, 2015, by and between the Company and the Optionee (the “Employment Agreement”) regarding the exercisability of this Option, this Option shall vest in full and may be exercised by Optionee upon the satisfaction of the Share Price Vesting Condition. For purposes of this Agreement, the

1

“Share Price Vesting Condition” means the closing share price of the a Share being equal to or greater than $25 for at least thirty (30) consecutive trading days either (i) during the Employment Period (as defined in the Employment Agreement), or (2) in the event that the Employment Period has lasted for the entire Term (as defined in the Employment Agreement), on or before June 30, 2019 (except if the Optionee’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) following the expiration of the Term).

Any exercise shall be accompanied by a written notice to the Company specifying the number of Option Shares as to which this Option is being exercised.

(c)           Payment of Purchase Price Upon Exercise: At the time of any exercise, the purchase price of the Option Shares as to which this Option is being exercised shall be paid by Optionee to the Company (i) in cash, (ii) at the option of the Optionee, in Shares (including Option Shares), valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise, or (iii) a combination thereof.

(d)           Termination of Employment: Except as specifically set forth in Sections 6, 7 and 8 of the Employment Agreement: (i) in the event Optionee’s employment with the Company or any of its subsidiaries terminates for Cause prior to the Share Price Vesting Condition being satisfied, then the Option shall automatically expire and be forfeited as of the date of such termination of employment and (ii) in the event Optionee’s employment with the Company or any of its subsidiaries terminates for any reason other than for Cause after December 31, 2018 but prior to the Share Price Vesting Condition being satisfied, then the Option shall continue to be eligible to satisfy the Share Vesting Condition until June 30, 2019 and, if not, then the Option shall automatically expire and be forfeited as of June 30, 2019.

(e)           Non-transferability: This Option shall not be transferable and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by Optionee other than by will or by the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Optionee hereunder).  During the lifetime of Optionee, this Option shall be exercisable only by Optionee.  If Optionee or anyone claiming under or through Optionee attempts to violate this Section, such attempted violation shall be null and void and without effect and the Company’s obligations hereunder shall terminate.

(f)            No Rights as Stockholder: Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option prior to the date of issuance to Optionee of a certificate or certificates for such shares (or evidence of book entry shares).

(g)           No Rights to Continued Employment: This Option shall not confer upon Optionee any right to continue in the employ of the Company or any subsidiary of the Company, or limit in any respect the right of the Company, the Board or any subsidiary to terminate such employment or service of Optionee at any time.

(h)           Compliance With Laws and Regulations: This Option and the obligation of the

2

Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such shares on any stock exchange on which the Shares may then be listed and (ii) the completion of any registration or qualification of such shares under and federal or state law, or any rule or regulation of any government body which the Board or the Committee shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this option may not be exercised if its exercise, or the receipt of shares of Shares pursuant thereto, would be contrary to applicable law.

Optionee hereby acknowledges that the Shares which Optionee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”), and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws.  Optionee also agrees that the Shares which Optionee may acquire by exercising this Option shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

3.             Withholding and Taxes:  In connection with the exercise of the Option, the Optionee will pay to the Company any minimum United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount (the “Minimum Withholding Amount”).  Payment of the Minimum Withholding Amount shall be made by the Optionee either (x) in cash, or (y) by transferring to the Company such number of Shares (including by withholding Option Shares) with a tax value equal to the Minimum Withholding Amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee.

4.             Adjustment Provisions:  In the event of (i) changes in the Shares by reason of stock dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidation, reorganizations or liquidations or (ii)any spin-off, extraordinary dividend or distribution of assets,  appropriate adjustments shall be made by the Committee in (a) the number and class of shares thereafter subject to this Option and (b) the purchase price as set forth above, in each case to prevent dilution or enlargement of the Optionee’s rights hereunder. Whether any adjustment or modification is required, and the amount thereof, shall be determined by the Committee, which determination shall be final and binding on all interested parties.

5.             Corporate Action by the Company:  Existence of this Option shall not impair the right of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in its capital structure or business, to consummate any merger or consolidation of the Company, to issue bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, to dissolve or liquidate the Company, to sell or transfer all or any part of its assets or business, or to do or take any other corporate act or proceeding it or they

3

might have done or taken if this Option was not in existence.

6.             Interpretation:  As a condition of granting of this option, Optionee, and each person who succeeds to Optionee’s rights hereunder, agrees that any dispute or disagreement which shall arise out of or by reason of this Option shall be determined by the Committee in its sole discretion and such determination shall be final and binding on all interested parties.  If no Committee is acting, its functions shall be performed by the Board, and each reference herein to the Committee shall, in that event, be deemed to refer to the Board.  By accepting this grant or other benefit under the Plan, Optionee and each person claiming under or through Optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

7.             Optionee Bound by Plan:  Enclosed is a copy of the Plan which is incorporated herein by reference and made a part hereof.  The Plan shall govern in all aspects of this Agreement except as otherwise specifically stated herein or in the Employment Agreement.  Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  Unless otherwise defined, capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Plan.  The Plan should be carefully examined before any decision is made to exercise this Option.

8.             Notices:  Any notice hereunder to the Company shall be addressed to it at its office, 343 Thornall Street, Edison, NJ 08837-2206; Attention:  General Counsel, and any notice hereunder to Optionee shall be addressed to Optionee at the residence address of Optionee as noted in the Company’s files, subject to the right of either party to designate at any time hereafter in writing some other address.

9.             Binding Effect:  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee.

10.          Governing Law: This Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of Maryland.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUED EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

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IN WITNESS WHEREOF, Mack-Cali Realty Corporation has caused this Agreement to be executed by its duly authorized officers, and Optionee has executed this Agreement, both as of the date and year first above written.

ATTEST:	MACK-CALI REALTY CORPORATION

By:

Name:	Name:
Title:	Title:

Optionee:

Mitchell E. Rudin

5

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof except as otherwise specifically stated in this Agreement.  Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan.

Optionee:

Mitchell E. Rudin

Date

6

EXHIBIT E

RELEASE

Reference is made to that certain Employment Agreement dated as of June 3, 2015 (“Agreement”), by and between Mitchell E. Rudin (“Executive”) and Mack-Cali Realty Corporation (the “Company”). Capitalized terms used in this Release and not defined herein shall have the meaning assigned to them in the Agreement.

In further consideration of the covenants undertaken pursuant to the Agreement, including, without limitation, the payments and benefits described in Sections 6, 7 and 8 thereof, Executive hereby waives, releases and forever discharges the Company and any of its predecessors, parents, subsidiaries, affiliates, and related companies, and all of his, its and/or their respective past and present parents, subsidiaries and affiliates, and all of their past and present employees, directors, officers, members, attorneys, representatives, insurers, agents, shareholders, successors, and assigns (individually and collectively “Company Releasees”), from and with respect to any and all legally waivable claims, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, attorneys’ fees, costs, damages, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort or pursuant to federal, state or local statute, regulation, ordinance or common law, which Executive now has, ever had, or may hereafter have, based upon or arising from any fact or set of facts, whether known or unknown to Executive, from the beginning of time until the Termination Date.  Without limiting the generality of the foregoing, this waiver, release, and discharge includes any claim or right asserted or which could have been asserted by Executive against the Company and/ or based upon or arising under any federal, state or local tort, fair employment practices, equal opportunity, or wage and hour laws, including, but not limited to, the common law of the State of New York and the State of New Jersey, Title VII of the Civil Rights Act of 1964, the New York State Human Rights Law, the New York City Human Rights Law, the Americans with Disabilities Act, the Age Discrimination in Employment Act, 42 U.S.C. Section 1981, the Equal Pay Act, the Fair Labor Standards Act, the New York Labor Law, the New Jersey Law Against Discrimination, the New Jersey Wage and Hour Law, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act and the Employee Retirement Income Security Act, including all amendments thereto.

Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by Executive of: (i) any claim or right that may first arise after the Termination Date; (ii) any right to payments or benefits pursuant to the Agreement, including any such payments or benefits that will be due to Executive upon the due execution and delivery, and no revocation, of this Release in accordance with Section 9 of the Agreement; (iii) any claim or right Executive may have pursuant to any indemnification agreements, or to indemnification, advancement, defense or reimbursement pursuant to any applicable D&O policies or any similar insurance policies, the Company’s amended and restated by-laws, as amended, or under applicable law or (iv) any claim Executive may have as a stockholder of the Company.

Executive acknowledges that he has a right by written notice to the Company in accordance with the notice provisions set forth in Section 15(a) of the Agreement to revoke this Release within seven (7) days after delivery thereof, which revocation shall result in the consequences set forth in the Agreement, including, without limitation, Section 9 thereof.

Dated:	Mitchell E. Rudin: